As filed with the Securities and Exchange Commission on September 4, 2009

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

The Securities Act of 1933

MANPOWER INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1672779
(State of Incorporation)	(I.R.S. Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of Principal Executive Offices)	(Zip Code)

________________________________________

2003 EQUITY INCENTIVE PLAN

________________________________________

Kenneth C. Hunt

Manpower Inc.

100 Manpower Place

Milwaukee, Wisconsin 53212

(414) 961-1000

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Dennis F. Connolly

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin  53202

(414) 273-3500

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION  FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value	2,500,000	$51.34(1)	$128,350,000	$7,161.93(1)

(1)

Registration fee calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended.  The registration fee is based on the average of the high and low price of a share of Manpower Inc. common stock on September 1, 2009 on the New York Stock Exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended.  The information in the Registration Statement on Form S-8 filed by Manpower Inc. (Registration No. 333-105205) pursuant to the Securities Act of 1933 on May 13, 2003, is incorporated by reference into this Registration Statement.

The following supplements information disclosed in previous Registration Statements:

Item 6.   Indemnification of Directors and Officers

Manpower Inc. has entered into indemnification agreements with each of its outside directors.  The description of the indemnification agreement is contained in the Company’s Current Report on Form 8-K dated October 31, 2006 and is incorporated by reference herein.

Exhibits

4.1

2003 Equity Incentive Plan of Manpower Inc. (Amended and Restated Effective April 28, 2009)

5.1

Opinion of Godfrey & Kahn, S.C.

23.1

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2

Consent of Deloitte & Touche LLP

24.1

Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on September 4, 2009.

MANPOWER INC.

By:

/s/ Jeffrey A. Joerres

Jeffrey A. Joerres

Chairman, President and

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey A. Joerres	Chairman, President and Chief Executive	September 4, 2009
Jeffrey A. Joerres	Officer and a Director (Principal Executive Officer)

/s/ Michael J. Van Handel Michael J. Van Handel	Executive Vice President and Chief Financial Officer	September 4, 2009

Directors:

Marc J. Bolland, Gina R. Boswell, J. Thomas Bouchard, Cari M. Dominguez, Jack M. Greenberg, Terry A. Hueneke, Roberto Mendoza, Ulice Payne, Jr., John R. Walter and Edward J. Zore

By:	/s/ Kenneth C. Hunt	September 4, 2009
Kenneth C. Hunt
Attorney-In-Fact*

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

Exhibits

4.1

2003 Equity Incentive Plan of Manpower Inc. (Amended and Restated Effective April 28, 2009)

5.1

Opinion of Godfrey & Kahn, S.C.

23.1

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2

Consent of Deloitte & Touche LLP

24.1

Powers of Attorney

5